July 22, 1997

      To the Shareholders and
      Board of Directors of
      Prudential  Global  Genesis   Fund,
      Inc.

      In   planning  and  performing  our
      audit  of  the financial statements
      of  Prudential Global Genesis Fund,
      Inc.  (the  "Fund")  for  the  year
      ended  May  31, 1997, we considered
      its   internal  control,  including
      control activities for safeguarding
      securities,  in order to  determine
      our  auditing  procedures  for  the
      purpose  of expressing our  opinion
      on  the financial statements and to
      comply  with  the  requirements  of
      Form    N-SAR,   not   to   provide
      assurance on internal control.

      The  management  of  the  Fund   is
      responsible  for  establishing  and
      maintaining  internal control.   In
      fulfilling   this   responsibility,
      estimates    and    judgments    by
      management are required  to  assess
      the  expected benefits and  related
      costs    of   control   activities.
      Generally, control activities  that
      are relevant to an audit pertain to
      the entity's objective of preparing
      financial  statements for  external
      purposes  that are fairly presented
      in    conformity   with   generally
      accepted   accounting   principles.
      Those  control  activities  include
      the  safeguarding of assets against
      unauthorized  acquisition,  use  or
      disposition.

      Because of inherent limitations  in
      internal    control,   errors    or
      irregularities may occur and not be
      detected.  Also, projection of  any
      evaluation  of internal control  to
      future  periods is subject  to  the
      risk  that it may become inadequate
      because of changes in conditions or
      that   the  effectiveness  of   the
      design     and    operation     may
      deteriorate.

      Our   consideration   of   internal
      control   would   not   necessarily
      disclose  all matters  in  internal
      control   that  might  be  material
      weaknesses     under      standards
      established    by   the    American
      Institute   of   Certified   Public
      Accountants.   A material  weakness
      is  a condition in which the design
      or   operation   of  any   specific
      internal  control  components  does
      not  reduce  to  a  relatively  low
      level  the  risk  that  errors   or
      irregularities  in   amounts   that
      would  be  material in relation  to
      the   financial  statements   being
      audited  may  occur  and   not   be
      detected within a timely period  by
      employees  in the normal course  of
      performing      their      assigned
      functions.   However, we  noted  no
      matters involving internal control,
      including  control  activities  for
      safeguarding  securities,  that  we
      consider  to be material weaknesses
      as  defined  above as  of  May  31,
      1997.

      This report is intended solely  for
      the   information   and   use    of
      management   and   the   Board   of
      Directors  of  the  Fund  and   the
      Securities and Exchange Commission.


      Price Waterhouse LLP